As filed with the Securities and Exchange Commission on March 25, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ServiceSource International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	81-0578975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

634 Second Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

ServiceSource International, Inc. 2011 Equity Incentive Plan

ServiceSource International, Inc. 2011 Employee Stock Purchase Plan

ServiceSource International, LLC 2008 Share Option Plan

ServiceSource International, LLC 2004 Omnibus Share Plan

(Full title of the plan)

Michael A. Smerklo

Chief Executive Officer

ServiceSource International, Inc.

634 Second Street

San Francisco, California 94107

(415) 901-6030

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper

Tony Jeffries

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☒	(do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share:
— To be issued under the 2011 Equity Incentive Plan	8,344,015	(2)	$10.00	(4)	$83,440,150.00	$9,687.40
— To be issued under the 2011 Employee Stock Purchase Plan	900,000		$8.50	(5)	$7,650,000.00	$888.17
— Outstanding under the 2008 Share Option Plan	10,455,948	(3)	$4.93	(6)	$51,547,823.64	$5,984.70
— Outstanding under the 2004 Omnibus Share Plan	7,422,068	(3)	$3.59	(7)	$26,645,224.12	$3,093.51
TOTAL:	27,122,031				$169,283,197.76	$19,653.78

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2011 Equity Incentive Plan (“2011 Plan”), 2011 Employee Stock Purchase Plan (“2011 ESPP”), 2008 Share Option Plan (“2008 Plan”) and 2004 Omnibus Share Plan (“2004 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Shares of common stock reserved for issuance under the 2011 Plan consist of (a) 5,760,000 shares of common stock initially available for future grants under the 2011 Plan plus (b) 2,584,015 shares of common stock previously reserved but unissued under the 2008 Plan and 2004 Plan that are now available for issuance under the 2011 Plan. To the extent outstanding awards under the 2008 Plan and 2004 Plan are forfeited or lapse unexercised and would otherwise have been returned to the share reserves under the 2008 Plan and 2004 Plan, respectively, the shares of common stock subject to such awards instead will be available for future issuance under the 2011 Plan.
(3)	Any shares of common stock that are subject to awards under the 2008 Plan and 2004 Plan which are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2008 Plan or 2004 Plan, instead will be available for issuance under the 2011 Plan. See footnote 2 above.
(4)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $10.00, the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated March 24, 2011, relating to its initial public offering.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $10.00, the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated March 24, 2011, relating to its initial public offering. Pursuant to the 2011 ESPP, the purchase price of the shares of common stock will be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period.
(6)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $4.93 per share.
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $3.59 per share.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

ServiceSource International, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

(1) The Registrant’s Prospectus filed with the Commission on March 25, 2011, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-171271), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(2) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35108) filed with the Commission on March 23, 2011, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s certificate of incorporation and bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of each person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 9 herein.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1*	Specimen common stock certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-171271), as amended (“Registrant’s Form S-1”)

4.2*	2004 Omnibus Share Plan and forms of agreements thereunder (which are incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form S-1)

4.3*	2008 Share Option Plan and form of agreement thereunder (which are incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1)

4.4	2011 Equity Incentive Plan and forms of agreements thereunder

4.5	2011 Employee Stock Purchase Plan and form of agreement thereunder

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-171271), as declared effective on March 24, 2011.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 25, 2011.

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Michael A. Smerklo
Michael A. Smerklo Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael A. Smerklo and David S. Oppenheimer and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Smerklo Michael A. Smerklo	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 25, 2011

/s/ David S. Oppenheimer David S. Oppenheimer	Chief Financial Officer (Principal Accounting and Financial Officer)	March 25, 2011

/s/ Steven M. Cakebread Steven M. Cakebread	Director	March 25, 2011

/s/ Marc F. McMorris Marc F. McMorris	Director	March 25, 2011

/s/ Bruce W. Dunlevie Bruce W. Dunlevie	Director	March 25, 2011

/s/ Anthony Zingale Anthony Zingale	Director	March 25, 2011

/s/ James C. Madden, V James C. Madden, V	Director	March 25, 2011

/s/ Barry D. Reynolds Barry D. Reynolds	Director	March 25, 2011

/s/ Thomas F. Mendoza Thomas F. Mendoza	Director	March 25, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Specimen common stock certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-171271), as amended (“Registrant’s Form S-1”)

4.2*	2004 Omnibus Share Plan and forms of agreements thereunder (which are incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form S-1)

4.3*	2008 Share Option Plan and form of agreement thereunder (which are incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1)

4.4	2011 Equity Incentive Plan and forms of agreements thereunder

4.5	2011 Employee Stock Purchase Plan and form of agreement thereunder

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-171271), as declared effective on March 24, 2011.